Exhibit 99.1

News Release

Contacts:

Investor Relations:
investor-relations@its.jnj.com

Media Relations:
media-relations@its.jnj.com

Johnson & Johnson Subsidiary LTL Management LLC (“LTL”) Re-Files for Voluntary Chapter 11 to Equitably Resolve All Current and Future Talc Claims
LTL’s Reorganization Plan Has Significant Support From Claimants

The Plan Includes LTL’s Present Value Commitment of $8.9 Billion
Payable Over 25 Years For Complete Resolution

NEW BRUNSWICK, N.J., APRIL 4, 2023, - Johnson & Johnson (NYSE:JNJ) (the Company) today announced that its subsidiary LTL Management LLC (LTL) has re-filed for voluntary Chapter 11 bankruptcy protection to obtain approval of a reorganization plan that will equitably and efficiently resolve all claims arising from cosmetic talc litigation against the Company and its affiliates in North America. To that end, the Company has agreed to contribute up to a present value of $8.9 billion, payable over 25 years, to resolve all the current and future talc claims, which is an increase of $6.9 billion over the $2 billion previously committed in connection with LTL’s initial bankruptcy filing in October 2021. LTL also has secured commitments from over 60,000 current claimants to support a global resolution on these terms.

Importantly, neither LTL’s original filing nor this re-filing is an admission of wrongdoing, nor an indication that the Company has changed its longstanding position that its talcum powder products are safe. Johnson & Johnson and its other affiliates did not file for bankruptcy protection and will continue to operate their businesses as usual.

“The Company continues to believe that these claims are specious and lack scientific merit,” said Erik Haas, Worldwide Vice President of Litigation, Johnson & Johnson. “However, as the Bankruptcy Court recognized, resolving these cases in the tort system would take decades and impose significant costs on LTL and the system, with most claimants never receiving any compensation. Resolving this matter through the proposed reorganization plan is both more equitable and more efficient, allows claimants to be compensated in a timely manner, and enables the Company to remain focused on our commitment to profoundly and positively impact health for humanity.”
John Kim, Chief Legal Officer of LTL, said, “Notwithstanding the lack of scientific validity to these claims, plaintiff trial lawyers continue to relentlessly advertise for talc claims, supported by millions of dollars of litigation financing, all in the hopes of a massive return on investment. LTL’s goal has always been to resolve these claims quickly, efficiently and fairly for the claimants, both pending and future, and not incentivize abuse of the legal system. We filed the original action in good faith, and, heeding the Third Circuit’s guidance, have filed this new case to effectuate that intent.”
The Company has won the vast majority of cosmetic talc-related jury trials that have been litigated to date and reiterates that none of the talc-related claims against the Company have merit. The claims are premised on the allegation that cosmetic talc causes ovarian cancer and mesothelioma, a position that has been rejected by independent experts, as well

Exhibit 99.1
as governmental and regulatory bodies, for decades. More than 40 years of studies by medical experts around the world continue to support the safety of cosmetic talc. Nonetheless, resolving this matter as quickly and efficiently as possible is in the best interests of the Company and all stakeholders.
Last year, the United States Bankruptcy Court for the District of New Jersey ruled that LTL commenced its initial bankruptcy case in good faith, expressing the “strong conviction that the bankruptcy court is the optimal venue for redressing the harms of both present and future talc claimants in this case—ensuring a meaningful, timely, and equitable recovery.” On appellate review, the United States Court of Appeals for the Third Circuit agreed that bankruptcy is “an appropriate forum for a debtor to address mass tort liability.” However, the Third Circuit also concluded that the support the Company provided to LTL in advance of the filing required the dismissal of the original bankruptcy case. The refiled case addresses the Third Circuit’s concerns and relies on well-established legal precedent to obtain the equitable resolution available only in bankruptcy.

LTL’s Chapter 11 case was filed in the U.S. Bankruptcy Court for the District of New Jersey. Additional information is available on www.FactsAboutTalc.com and www.LTLManagementInformation.com. Court filings and information about LTL’s Chapter 11 case are available on a separate website administered by its claims agent, Epiq, at https://dm.epiq11.com/LTL; by calling Epiq representatives at (855) 675-3078 from the U.S. or (503) 520-4497 from international locations; or by emailing Epiq at LTLinfo@epiqglobal.com.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 135 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest, most diversified healthcare products company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly impact health for humanity. Learn more at www.jnj.com. Follow us at @JNJNews.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding the voluntary Chapter 11 bankruptcy filing by LTL Management LLC. The reader is cautioned not to rely on these forward-looking statements. The information contained in this press release is for informational purposes only and should not be construed as a commitment by the Company to engage in any specific strategy or course of action. Due to the inherent uncertainty of litigation, the Company cannot predict the timing, ultimate outcome or financial impact of this matter, or any other ongoing or future litigation. The forward-looking statements in this press release are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of LTL Management LLC and/or Johnson & Johnson. Risks and uncertainties include, but are not limited to: significant adverse litigation or government action, including related to product liability claims; economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Exhibit 99.1
Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Neither of LTL Management LLC nor Johnson & Johnson undertakes to update any forward-looking statement as a result of new information or future events or developments. The Company expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.